VIRGINIA:

In the Supreme Court of Virginia held at the Supreme Court Building in the City of Richmond on Friday *the* 8th *day of* September, 2006.

Telescience International, Inc., et al., Appellants,

against Record No. 060988
Circuit Court No. L218574

Azmat Ali, Appellee.

From the Circuit Court of Fairfax County

Upon review of the record in this case and consideration of the argument submitted in support of and in opposition to the granting of an appeal, the Court is of opinion there is no reversible error in the judgment complained of. Accordingly, the Court refuses the petition for appeal.

A Copy,

Teste:

Patricia L. Harrington, Clerk

By: [signature]
Deputy Clerk